UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2009

THE AES CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12291	54-1163725
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 Wilson Boulevard, Suite 1100 Arlington, Virginia		22203
(Address of principal executive offices)		(Zip code)

(703) 522-1315

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On March 26, 2009, The AES Corporation (the “Company”) and certain subsidiary guarantors amended the Company’s existing senior secured credit facility pursuant to the terms of Amendment No. 1 (“Amendment No. 1”) to the Fourth Amended and Restated Credit and Reimbursement Agreement, dated as of July 29, 2008 (the “Credit Agreement”).  The Credit Agreement, under which Citicorp USA, Inc. is acting as Administrative Agent for the lenders listed therein, previously included a $200 million term loan facility maturing on August 10, 2011, and a $750 million revolving credit facility maturing June 23, 2010 (the “Revolver”).

The principal modification set forth in Amendment No. 1 is a one-year extension of $570 million of Revolver commitments from an original maturity date of June 23, 2010 to July 5, 2011.  In addition, certain lenders determined that they would increase their commitments under the Revolver by $35 million from March 26, 2009 through July 5, 2011.  Accordingly, Amendment No. 1 increases the size of the Revolver from $750 million to $785 million for the period between the date of Amendment No.1 until June 23, 2010.   Between June 23, 2010 and July 5, 2011, the Revolver size will be $605 million.

The Revolver commitments which have been extended will be subject to new pricing, which includes an upfront fee of 1.25% for participating in the extension and an increase in undrawn commitment fees from 0.50% to 1.00%.  In addition, the annual interest rate on drawn loans has been increased by 200 basis points across all levels of the pricing grid and now stands at LIBOR plus 3.50%.  Pricing and all other terms remain unchanged for the Revolver commitments which have not been extended.

Amendment No.1 also contains conforming changes necessary to implement the foregoing modifications and certain other amendments.  The foregoing description of the Amended and Restated Credit Agreement is qualified in its entirety by reference to the text of the Amended and Restated Credit Agreement, which is included as an Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01            Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1

Amendment No. 1 to the Fourth Amended and Restated Credit and Reimbursement Agreement dated March 26, 2009 among the Company, the subsidiary guarantors, Citicorp USA, Inc., as Administrative Agent, Citibank, N.A., as Collateral Agent and various lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2009

THE AES CORPORATION

By:	/s/ WILLARD C. HOAGLAND, III
	Name:	Willard C. Hoagland, III
	Title:	Vice President & Treasurer